Exhibit 10.7

Amended and Restated Equity Interest Pledge Agreement

In relation to

Guangzhou Onion Vogue Group Co., Ltd

Between

Guangzhou Transasia Trading Co., Ltd

And

Guangzhou Onion Vogue Group Co., Ltd

And

The Shareholders listed in Exhibit I

September 26, 2020

Amended and Restated Equity Interest Pledge Agreement

This amended and restated equity interest pledge agreement (“Agreement”) is made by the following parties on September 26, 2020 (“Execution Date”):

1.	Shareholders listed in Exhibit I (collectively the “Pledgors” or individually a “Pledgor”);

2.	Guangzhou Transasia Trading Co., Ltd (formerly known as Guangzhou Heshanshan Equity Investment Co., Ltd., the “Pledgee”)

Registered address: 3-05-14, No.309, Middle Huangpu Avenue, Tianhe District, Guangzhou

Legal representative: Bai Pingsan

3.	Guangzhou Onion Vogue Group Co., Ltd (formerly known as Guangzhou Liangkeshu Network Technology Co., Ltd., the “Company”)

Registered address: 3-05-2, No.309, Middle Huangpu Avenue, Tianhe District, Guangzhou

Legal representative: Bai Pingsan

(Each of the above parties is hereinafter referred to individually as a “Party”, and collectively as the “Parties”.)

Whereas,

1.

The Pledgors are the registered shareholders of the Company, and hold the entire equity in the Company (“Equity”) according to law. As of the Execution Date, the Pledgors’ capital contribution and shareholding ratio in the registered capital of the Company are set forth in Exhibit 1.

2.

According to the Exclusive Call Option Agreement made between the Parties on September 19, 2018 (“Option Agreement”), at the request of the Pledgor, the Pledgors and the Company shall, to the extent permitted by the laws of China, transfer all or part of their equity in the Company or all or part of the assets of the Company (including its affiliates) to the Pledgee and/or any entity or individual designated by the Pledgee.

3.

According to the Voting Rights Proxy Agreement (“Proxy Agreement”) made between the Parties on September 19, 2018, the Pledgors irrevocably and exclusively authorized the person to be designated by the Pledgee to exercise their voting powers at the Company on their behalf.

4.

According to the Exclusive Business Cooperation Agreement (“Business Cooperation Agreement”) made between the Company and the Pledgee on September 19, 2018, the Company has exclusively engaged the Pledgee to provide technical support, consulting and other services, and agreed to pay corresponding service fees to the Pledgee for such services.

5.

As the security for performance of the Contractual Obligations (as defined below) and repayment of the Secured Debts (as defined below) by the Pledgors, the Pledgors are willing to create a pledge over their Equity in favor of the Pledgee and grant the Pledgee the first-rank pledge right, and the Company agrees to such equity pledge arrangement, and they signed an equity interest pledge agreement (“Original Agreement”) on September 19, 2018.

Now, therefore, the Parties agree as follows based on the Original Agreement to replace the provisions of the Original Agreement:

1.	Definitions

1.1	The following terms used in this Agreement have the meanings below, unless the context requires otherwise:

“Contractual Obligations”	Means all the contractual obligations of the Pledgors under the Option Agreement and the Proxy Agreement; all the contractual obligations of the Company under the Option Agreement, the Proxy Agreement, and the Business Cooperation Agreement; all the contractual obligations of the Pledgors and the Company under this Agreement.

“Affiliates”	Means the companies or enterprises that the Company is able to control directly or indirectly, and as of the Execution Date and for the purpose of this Agreement, refers to the following subsidiaries wholly owned or held by the Company: Guangzhou Onion Fans Technology Co., Ltd, Guangzhou Young Internet Co., Ltd, Zhuhai Young Supply Chain Technology Co., Ltd, Guangzhou Ocean Unbounded Technology Co., Ltd, Guangzhou Peacheese Information Technology Co., Ltd, Guangzhou EQuick Technology Co., Ltd, and Doubletree (Tibet) Trading Co., Ltd.

“Secured Debts”	Means all direct, indirect or consequential losses, the loss of expected income and other losses suffered by the Pledgee from any Breaching Event (as defined below) of the Pledgors and/or the Company or from any invalidity, rescission or termination of any Transaction Agreements, as well as all expenses incurred by the Pledgee for enforcing the Pledgors and/or the Company to perform their Contractual Obligations.

“Transaction Agreements”	Means the Option Agreement, the Proxy Agreement, and the Business Cooperation Agreement.

“Breaching Event”	Means that any Pledgor breaches any of its Contractual Obligations under the Option Agreement, the Proxy Agreement, and/or this Agreement, or any of its representations, warranties or covenants hereunder or thereunder is materially misleading or inaccurate, or that the Company breaches any of its Contractual Obligations under the Option Agreement, the Proxy Agreement, the Business Cooperation Agreement, and/or this Agreement, or any of its representations, warranties or covenants hereunder or thereunder is materially misleading or inaccurate, which will materially damage the Pledgee’s right hereunder or thereunder.

“Pledged Equity”	Means the entire Equity held by the Pledgors when this Agreement becomes effective and to be pledged in favor of the Pledgee according to this Agreement as the security for the performance by the Pledgors and the Company of the Contractual Obligations (please see Exhibit I for details), as well as the capital contribution increased according to Article 2.4 hereof.

“PRC Laws”	Means the currently valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding normative documents of the People’s Republic of China (for purpose hereof, excluding Hong Kong, Macau and Taiwan).

“Material Adverse Effect”	Means any circumstance, change or event that causes material adverse effect on the legal and valid existing, legal and continuous operation, assets or liabilities (including contingent liabilities), operating performance or financial conditions.

1.2

Any reference to any PRC Laws shall be reference to: (1) those laws as amended, modified, supplemented and restated, whether they become effective before or after the conclusion of this Agreement; and (2) other decisions, notices and regulations prepared or effective under the PRC Laws.

1.3	Unless the context requires otherwise, any reference to any articles, paragraphs, subparagraphs or items herein are reference to the articles, paragraphs, subparagraphs or items of this Agreement.

2.	Pledge of Equity

2.1

The Pledgors hereby exclusively, irrevocably and unconditionally agree to create a pledge in favor of the Pledgee over the Pledged Equity according to the provisions of this Agreement, as the security for repayment of the Secured Debts by the Pledgors. The Company hereby agrees to the Pledgors’ creation of the above pledge according to the provisions of this Agreement.

2.2

The Pledgors undertake to procure the equity interest pledge arrangement hereunder (“Equity Pledge”) to be recorded on the register of shareholders of the Company on the Execution Date, promptly complete the registration of the Equity Pledge with the market regulation administration having jurisdiction over the Company within 30 working days after the Execution Date, and provide the Pledgee with the certificate evidencing that they have completed the registration of the Equity Pledge with the market regulation administration within 60 working days after the Execution Date. The Company undertakes to use its best efforts to cooperate with the Pledgors to complete the above registration. The Equity Pledge will be created when it is registered with the market regulation administration having jurisdiction over the Company. The Pledgors shall provide the Pledgee with the certificates evidencing that the Equity Pledge is entered into the Company’s register of shareholders and registered with the market regulation administration in the form satisfactory to the Pledgee.

2.3

The Pledgee has the first-rank security interest over the Pledged Equity. When any Breaching Evet occurs, the Pledgee has the right to dispose of the Pledged Equity according to the provisions of Article 3 hereof.

2.4

Any additional capital contribution of the Pledgors made to the registered capital of the Company due to capital increase of the Company during the term hereof shall be part of the Pledged Equity. If the Pledged Equity changes due to any capital increase, the Pledgors undertake to enter the Equity Pledge arrangement after such change in the Company’s register of shareholders on the date of such change, and go through relevant change of registration with the market regulation administration having jurisdiction over the Company within 30 working days after the equity change.

3.	Disposal of the Pledged Equity

3.1

The Parties hereby agree that if any Breaching Event occurs the Pledgee has the right to exercise all remedial rights and powers it enjoys under the PRC Laws, the Transaction Agreements and this Agreement after giving a written notice to the Pledgors, including but not limited to auctioning or selling the Pledged Equity and receiving payment from the proceeds in the first place. The Pledgee shall not be liable for any loss caused by its reasonable exercise of such rights and powers.

3.2

The Pledgee has the right to appoint in writing its lawyer or other agent to exercise any or all of the above rights and powers, to which the Pledgors or the Company shall not raise any objection. Moreover, when the Pledgee disposes of the pledge rights hereunder, the Pledgors and the Company shall execute all necessary documents and take all necessary actions to enable the Pledgee to exercise the pledge rights according to the provisions hereof and shall not impede such exercise.

3.3	The Pledgee has the right to deduct any reasonable cost incurred in its exercise of any or all of the above rights and powers from any amount it obtains from such exercise.

3.4	The amount obtained by the Pledgee from exercise of the above rights and powers shall be distributed:

First, for payment of disposal of the Pledged Equity and the costs incurred by the Pledgee for exercise of its rights and powers (including paying the remuneration of its lawyer and agent);

Second, for payment of the taxes on the disposal of the Pledged Equity; and

Third, for repayment of the Secured Debts to the Pledgee.

If there is any remaining amount after the above distribution, the Pledgee shall return such remaining amount to the Pledgors or other person entitled to such amount according to relevant laws and regulations, or lodge such amount with the notary at the lace of the Pledgee (the cost of which shall be borne by the Pledgee).

3.5

The Pledgee has the right to exercise its remedies for breach of contract at the same time or successively. The Pledgee is not required to exercise other remedies first before exercising the right hereunder to auction or sell the Pledged Equity.

4.	Costs and Expenses

4.1

The Parties shall respectively bear all costs and expenses incurred relating to the creation of the Equity Pledge hereunder, including but not limited to the stamp duty, any other taxes and all legal costs.

5.	Continuing Security and No Waiver

5.1

The Equity Pledge created hereunder is a continuing security, and is valid until the Contractual Obligations are fully performed or the Secured Debts are fully repaid. No waiver or grace by the Pledgee of any breach of the Pledgors, or any delay of the Pledgee in exercising its right under the Transaction Agreements and this Agreement, shall affect the Pledgee’s right under this Agreement, relevant PRC Laws and the Transaction Agreements to request the Pledgors to strictly perform the Transaction Agreements and this Agreement at any time, or any right enjoyed by the Pledgee due to any subsequent breach by the Pledgors of the Transaction Agreements and/or this Agreement.

6.	Representations and Warranties of the Pledgors

The Pledgors severally represent and warrant to the Pledgee that

6.1

They are natural persons of full capacity for civil acts according to the PRC Laws or entities duly registered or validly existing according to the PRC Law, who have full and separate legal status and capacity to execute this Agreement and perform the legal obligations under this Agreement.

6.2

All reports, documents and information provided by them before effectiveness of this Agreement with respect to the Pledgors and all matters required by this Agreement are true and correct in all material respects when this Agreement becomes effective.

6.3

All reports, documents and information provided by them after effectiveness of this Agreement with respect to the Pledgors and all matters required by this Agreement are true and valid in all material respects when they are provided.

6.4

When this Agreement becomes effective, the Pledgors are the sole legal owner of the Pledged Equity and there is not any existing dispute over the title to the Pledged Equity. The Pledgors have the right to dispose of the Pledged Equity or any part thereof.

6.5

Except for the security interest created over the Pledged Equity under this Agreement or any right created under the Transaction Agreements, there is not any other security interest, any third party’s interest and other restrictions over the Pledged Equity. There is not any legal or de facto obstacles for the Pledgee to exercise the pledge in the future.

6.6	The Pledged Equity may be pledged and transferred legally, and the Pledgors have full right and power to pledge the Pledged Equity in favor of the Pledgee according to the provisions hereof.

6.7	This Agreement shall constitute legal, valid and binding obligations of the Pledgors after the Pledgors properly sign it.

6.8

Any consent, permission, waiver or authorization of any third party or the approval, permit, waiver, registration or filing (if required by law) of any government authority required by execution and performance of this Agreement and the Equity Pledge under this Agreement have been obtained or completed, and shall remain fully valid during the term of this Agreement.

6.9

As of the Execution Date, the execution and performance by the Pledgors of this Agreement shall not violate or contradict to any law applicable to them, any agreement to which they are a party or by which they are bound, their business licenses, articles of association, permissions, approval of the government authorities for their establishment, any organizational agreement or constitutional documents of the Pledgors, or any court’s decision, arbitrator’s award, or any administrative authority’s decision.

6.10	The pledge hereunder constitutes the firs-rank security interest over the Pledged Equity.

6.11	All taxes and fees payable on the Pledged Equity have been fully paid by the Pledgors.

6.12

There is no pending or, to the knowledge of the Pledgors, threatened litigation, legal proceeding or claim at any court, arbitral tribunal or government or administrative authority against the Pledgors or their property or the Pledged Equity that will have material or adverse effect on the Pledgors’ economic conditions or their ability to perform the obligations or the security liabilities hereunder.

6.13

The Pledgors hereby warrant to the Pledgee that the above representations and warranties are true and correct and will be fully complied with before the Contractual Obligations are fully performed or the Secured Debts are fully repaid.

6.14

If the Pledgors receive any dividend, bonus or distribution from the Company during the term hereof, they agree to unconditionally transfer such dividend, bonus or distribution to the Pledgee or any entity/individual designated by the Pledgee for no consideration.

6.15

If the Company is required to be dissolved or liquidated according to the mandatory provisions of applicable law, the Pledgors shall, subject to the PRC Laws, transfer any interest they have received from the dissolution or liquidation according to law to the Pledgee or any entity/individual designated by the Pledgee for no consideration, after completion of the dissolution or liquidation procedure.

6.16

The Pledgors who are natural persons shall have made proper arrangement and signed necessary documents to ensure that when they die, become incapacitated, go into bankruptcy, dissolve their marriage or have other circumstance that may affect the exercise of the pledge, their heirs, custodians, creditors, spouses, or other persons that may obtain their Equity or relevant rights will not affect or prevent the performance of this Agreement; the Pledgors who are not natural persons shall have made proper arrangement and signed necessary documents to ensure that when they are succeeded by other entities or other circumstances occur which may affect the exercise of the pledge, their successors and other persons that may obtain their Equity or relevant rights will not affect or prevent the performance of this Agreement.

7.	Representations and Warranties of the Company

The Company represents and warrants to the Pledgee that

7.1

The Company is a limited liability company duly incorporated and validly existing under the PRC Laws who has separate legal personality, has full and separate legal status and capacity to execute, deliver and perform this Agreement, and can sue and be sued.

7.2

The reports, documents and information provided by the Company before effectiveness of this Agreement with respect to the Pledged Equity and all matters required by this Agreement are true and correct in all material respects when this Agreement becomes effective.

7.3

The reports, documents and information provided by the Company after effectiveness of this Agreement with respect to the Pledged Equity and all matters required by this Agreement are true and valid in all material respects when they are provided.

7.4	This Agreement shall constitute legal, valid and binding obligations of the Company after the Company properly signs it.

7.5

It has full internal corporate power and authority to execute and deliver this Agreement and all other documents relating to the transaction contemplated hereunder and to be executed, and has full power and authority to complete the transaction contemplated hereunder.

7.6

There is no pending or, to the knowledge of the Company, threatened litigation, legal proceeding or claim at any court, arbitral tribunal or government or administrative authority against the Pledged Equity or the Company or its assets that will have material or adverse effect on the Company’s economic conditions or the Pledgors’ ability to perform the obligations or the security liabilities hereunder.

7.7

The Company hereby warrants to the Pledgee that the above representations and warranties are true and correct and will be fully complied with before the Contractual Obligations are fully performed or the Secured Debts are fully repaid.

7.8

If the Company is required to be dissolved or liquidated according to the mandatory provisions of applicable law, subject to the PRC Laws, the assets of the Company shall be sold to the Pledgee or any qualified entity/individual designated by the Pledgee at the minimum price permitted by the current PRC Laws.

8.	Undertakings of the Pledgors

The Pledgors hereby undertake severally to the Pledgee as follows:

8.1

The Equity Pledge hereunder constitutes the first-rank security interest over the Pledged Equity. Without the prior written consent of the Pledgee, the Pledgors shall not create or permit the creation of any new pledge or other security interest over the Pledged Equity, and any pledge or other security interest created over part or whole of the Pledged Equity without the prior written consent of the Pledgee shall be void.

8.2

Without prior written notice to and prior written consent of the Pledgee, the Pledgors will not transfer, sell, pledge, dispose of or otherwise create any new encumbrance on the Pledged Equity, and any attempted transfer thereof shall be void. The proceeds of the transfer of the Pledged Equity by the Pledgors shall be first used to repay the Secured Debts to the Pledgee or lodged with the third person agreed with the Pledgee.

8.3

When any legal action, arbitration or other claim occurs and may have Material Adverse Effect on the interest of the Pledgors or the Pledgee under the Transaction Agreements and this Agreement or the Pledged Equity, the Pledgors undertake to promptly and timely notify the Pledgee in writing, and, at the reasonable request of the Pledgee, take necessary measures to ensure the Pledgee’s pledge interest in the Pledged Equity.

8.4

The Pledgors will not take or permit any acts or behaviors that may have adverse effect on the Pledgee’s interest under the Transaction Agreements and this Agreement or the Pledged Equity. The Pledgors waive their right of first refusal when the Pledgee realizes the pledge hereunder.

8.5

The Pledgors undertake to take necessary actions and sign necessary documents (including but not limited to any supplemental agreement to this Agreement) at the reasonable request of the Pledgee, to ensure that the Pledgee may exercise and realize its pledge interest in the Pledged Equity and relevant rights.

8.6	If the exercise of the pledge hereunder causes transfer of the Pledged Equity, the Pledgors undertake to take necessary actions to realize such transfer.

8.7

Where a meeting of the shareholders or board of directors of the Company is convened to execute this Agreement or create or exercise the pledge hereunder, the Pledgors shall ensure the convening procedure, voting method and content of the meeting shall not violate any laws, administrative regulations of articles of association of the Company.

8.8	The Pledgors have no right to transfer any of their rights and obligations hereunder without the prior consent of the Pledgee.

8.9

Subject to all laws and regulations applicable to the pledge hereunder, the Pledgors shall present to the Pledgee any notice, order or suggestion made or issued by any competent authority in respect of the pledge hereunder (or other matters) within five (5) days after receiving such notice, order or suggestion, and shall comply with the same or bring any objection or statement therefor as reasonably requested or consented by the Pledgee.

9.	Undertakings of the Company

9.1

If the execution and performance of this Agreement and the Equity Pledge hereunder are subject to any consent, permission, waiver or authorization of any third party or the approval, permit, waiver, registration or filing (if required by law) of any government authority, it will use its best effort to assist to obtain the same and maintain the same fully valid during the term of this Agreement.

9.2	Without the prior written consent of the Pledgee, the Company will not assist or permit the Pledgors to create any new pledge or other security interest over the Pledged Equity.

9.3	Without the prior written consent of the Pledgee, the Company will not assist or permit the Pledgors to transfer the Pledged Equity.

9.4

When any legal action, arbitration or other claim occurs and may have Material Adverse Effect on the Company, the Pledged Equity, or the interest of the Pledgee under the Transaction Agreements and this Agreement, the Company undertakes to promptly and timely notify the Pledgee in writing, and, at the reasonable request of the Pledgee, take necessary measures to ensure the Pledgee’s pledge interest in the Pledged Equity.

9.5	The Company shall not take or permit actions or behaviors that may have adverse effect on the interest of the Pledgee under the Transaction Agreements and this Agreement or the Pledged Equity.

9.6

The Company will provide the Pledgee with the financial statements of the previous calendar quarter, including but not limited to the balance sheet, the income statement and the cash flow statement, within the first month of every calendar quarter.

9.7

The Company undertakes to take necessary measures and sign necessary documents (including but not limited to any supplemental agreement to this Agreement) at the reasonable request of the Pledgee, to ensure that the Pledgee may exercise and realize its pledge interest in the Pledged Equity and relevant rights.

9.8	If any transfer of the Pledged Equity occurs due to exercise of the pledge hereunder, the Company undertakes to take necessary measures to complete such transfer.

10.	Change of Situation

10.1

In addition to and without prejudice to other provisions of the Transaction Agreements and this Agreement, if the Pledgee believes that maintaining the validity of this Agreement and/or disposing the Pledged Equity in the way specified in this Agreement become illegal or contradict to any PRC Laws, due to the promulgation of or change to the PRC Laws, the change to the interpretation or application of the PRC Laws, or the change of relevant registration procedure, the Pledgors and the Company shall immediately take any actions and/or sign any agreements or other documents pursuant to the written instruction and at the reasonable request of the Pledgee, to:

(1)	Maintain the validity of this Agreement;

(2)	Benefit the disposal of the Pledged Equity in the way specified in this Agreement; and/or

(3)	Maintain or realize the security created or purported to create under this Agreement.

11.	Effectiveness and Termination of the Agreement

11.1

This Agreement becomes effective when the Parties properly sign it, and will remain effective until the Pledgors and the Company fully perform their obligations under the Transaction Agreement and the debts of the Pledgors and the Company under the Transaction Agreements are fully repaid, or this Agreement terminates.

11.2	This Agreement shall terminate only if:

11.2.1	All Equity or assets of the Company have been transferred to the Pledgee and/or any entity or individual designated by the Pledgee according to the provisions of the Option Agreement; or

11.2.2

The Pledgee requests termination of this Agreement unilaterally (the Pledgee’s right to terminate this Agreement is not subject to any condition, and is owned by the Pledgee only. Other Parties have no right to terminate this Agreement unilaterally).

12.	Notice

12.1	Any notice, request, demand or other communication required by or made under this Agreement shall be in writing and sent to relevant Parties.

12.2

Where the above notice or other communication is sent by fax or telex, it will be deemed delivered when it is sent. Where the above notice or other communication is sent by personal delivery, it will be deemed delivered when it is submitted in person. Where the above notice or other communication is sent by mail, it will be deemed delivered five (5) days after it is posted.

13.	Force Majeure

13.1

If either Party fails to perform this Agreement or is unable to perform this Agreement according to its terms due to earthquakes, typhoons, floods, fires, wars, changes in policies or laws and other unforeseen or unpredictable or unavoidable force majeure events, the affected Party shall immediately send a notice by fax, and provide within thirty (30) days the details of the force majeure event and the supporting documents of the reasons why this agreement cannot be performed or the performance needs to be delayed. Such supporting documents must be issued by a notary institution in the area where the force majeure event occurs. The Party affected by the force majeure event shall take appropriate measures to reduce or eliminate the impact of the force majeure event, and shall strive to resume the performance of obligations that have been delayed or hindered due to the force majeure event. Based on the extent of the force majeure event’s impact on the performance of this Agreement, the Parties will agree on whether this Agreement should be partially exempted from performance or postponed. Neither Party shall be liable for compensation for the economic losses caused to any Party by the force majeure event.

14.	Miscellaneous

14.1

Without the prior written consent of the Pledgee, other Parties shall not transfer their rights and/or obligations hereunder to any third party. When and only if the Pledgee is not permitted to act as a Party to this Agreement under the PRC Laws, the Pledgee has the right to transfer its rights and/or obligations hereunder to any third party designated by it after notifying other Parties. Any such transfer shall include all rights and/or obligations of the Pledgee hereunder, and the transferee shall be deemed an original Party to this Agreement. Other Parties shall, when requested by the Pledgee, sign all necessary agreements and other documents required for completion of such transfer.

14.2

The amount of the Secured Debts confirmed by the Pledgee when it exercises the pledge right to the Pledged Equity according to the provisions hereof shall be the conclusive evidence of the Secured Debts hereunder.

14.3	This Agreement is written in Chinese. This Agreement is made in thirteen (13) counterparts, with each Party holding one (1) counterpart, and the remaining counterparts maintained by the Pledgee.

14.4	The conclusion, validity, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC Laws.

14.5

Any dispute arising from or relating to this Agreement shall be resolved first through the friendly negotiation between the Parties. If the Parties fail to reach an agreement on the dispute within thirty (30) days after occurrence of the dispute, either Party may submit the dispute to Guangzhou Arbitration Commission for arbitration according to the arbitration rules of the Commission effective at the time of submission. The arbitration will be carried out in Guangzhou in Chinese. The arbitration award is final and binding upon relevant Parties. If the Pledgors are required to assume relevant liabilities, the Commission has the right to decide that the Pledgors’ Equity in the Company or their assets shall be used to compensate the Pledgee, to grant injunctions to the Pledgee (such as for the need of business or compulsory transfer of assets), or to order the liquidation of the Company. To support the enforcement of the arbitration award, before submitting the dispute for arbitration, when waiting for the constitution of the arbitration tribunal, before the arbitration award is made, or in other circumstances, the Parties have the right to apply for interim remedies to the people’s court, Hong Kong court or Cayman Islands court at the Pledgee’s place of incorporation, the Company’s place of incorporation and the place where the Company’s assets are located directly or through the Commission, and the above courts have the corresponding jurisdiction.

14.6

Any rights, powers and remedies granted to either Party under any provision of this Agreement shall not preclude any other rights, powers or remedies granted to the Party under laws or other provisions hereof. No exercise by either Party of its rights, powers or remedies will preclude the exercise by the Party of other rights, powers or remedies.

14.7

No failure or delay to exercise by either Party of its rights, powers or remedies under this Agreement or laws (“Party’s Rights”) will constitute waiver of such rights, and no single or partial waiver of the Party’s Rights will preclude exercise by the Party of such rights in other way or of other rights.

14.8	The headings hereof are inserted for reference only, and shall not be used for or affect the interpretation of any provisions hereof.

14.9

The provisions hereof are severable and independent from other provisions. If any or several provisions hereof are decided invalid, illegal or unenforceable at any time, the validity, legality and enforceability of other provisions hereof shall not be affected.

14.10

Any modification or supplement to this Agreement must be made in writing. The Pledgee has the right to independently decide to modify or supplement any provisions of this Agreement in accordance with the requirements of the relevant regulatory authorities or other considerations. Upon the Pledgee issues a written notice on the amendment or supplement to this Agreement, the other Parties shall sign the amended and supplemented agreement in accordance with the requirements of the Pledgee.

14.11	This Agreement shall be binding on the legal transferees or heirs/successors of all Parties.

[The remainder of this page is intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, this Equity Pledge Agreement is signed by the following Parties on the date and at the place first written above.

Pledgor:

(1) Purple Gas Was Shown Limited Partnership (seal)

By:	/s/ Li Cong
Name: Li Cong

[Signature page of the Equity Interest Pledge Agreement]

Pledgor:

(2) Hangzhou Xianfeng Qiyun Investment Limited Partnership (seal)

By:	/s/ Wang Shiyu
Name: Wang Shiyu

[Signature page of the Equity Interest Pledge Agreement]

Pledgor:

(3) Guangzhou Yilian Equity Investment Partnership (Limited Partnership) (seal)

By:	/s/ Wang Shumin
Name: Wang Shumin

[Signature page of the Equity Interest Pledge Agreement]

Pledgor:

(4) Xiamen SAIF Equity Investment Partnership (Limited Partnership) (seal)

By:	/s/ Yan Yan
Name: Yan Yan

[Signature page of the Equity Interest Pledge Agreement]

Pledgor:

(5) Shenzhen Futian SAIF Dynamiques Equity Investment Fund Partnership (Limited Partnership) (seal)

By:	/s/ Jin Fengchun
Name: Jin Fengchun

[Signature page of the Equity Interest Pledge Agreement]

Pledgor:

(6) Beijing Liangjun Ruize Management Center (seal)

By:	/s/ Liang Jun
Name: Liang Jun

[Signature page of the Equity Interest Pledge Agreement]

Pledgor:

(7) Beijing Liangjun Huize Management Center (seal)

By:	/s/ Liang Jun
Name: Liang Jun

[Signature page of the Equity Interest Pledge Agreement]

Pledgor:

(8) Beijing Liangjun Hongze Management Center (seal)

By:	/s/ Liang Jun
Name: Liang Jun

[Signature page of the Equity Interest Pledge Agreement]

Pledgor:

(9) Beijing Liangjun Junze Management Center (seal)

By:	/s/ Liang Jun
Name: Liang Jun

[Signature page of the Equity Interest Pledge Agreement]

Pledgor:

(10) Goldjet Logistics Group Co., Ltd (seal)

By:	/s/ Gao Jie
Name: Gao Jie

[Signature page of the Equity Interest Pledge Agreement]

Pledgee:

Guangzhou Transasia Trading Co., Ltd (seal)

By:	/s/ Bai Pingsan
Name: Bai Pingsan

[Signature page of the Equity Interest Pledge Agreement]

Company:

Guangzhou Onion Vogue Group Co., Ltd (seal)

By:	/s/ Bai Pingsan
Name: Bai Pingsan

[Signature page of the Equity Interest Pledge Agreement]

Exhibit 1:

Basic Information of the Company

Company name	Guangzhou Onion Vogue Group Co., Ltd
Registered address	3-05-2, No.309, Middle Huangpu Avenue, Tianhe District, Guangzhou
Registered capital	RMB 193,500,000
Legal representative	Bai Pingsan

Shareholding structure:

Shareholder name	Capital contribution (RMB ten thousand)	Shareholding structure	Uniform social credit code
Purple Gas Was Shown Limited Partnership	12298.0086	63.5556%	[***]
Hangzhou Xianfeng Qiyun Investment Limited Partnership	2097.9657	10.8422%	[***]
Guangzhou Yilian Equity Investment Partnership (Limited Partnership)	1258.7756	6.5053%	[***]
Xiamen SAIF Equity Investment Partnership (Limited Partnership)	858.2693	4.4355%	[***]
Shenzhen Futian SAIF Dynamiques Equity Investment Fund Partnership (Limited Partnership)	858.2693	4.4355%	[***]
Beijing Liangjun Ruize Management Center	370.2816	1.9136%	[***]
Beijing Liangjun Huize Management Center	374.0935	1.9333%	[***]
Beijing Liangjun Hongze Management Center	193.0936	0.9979%	[***]
Beijing Liangjun Junze Management Center	733.7907	3.7922%	[***]
Goldjet Logistics Group Co., Ltd	307.4521	1.5889%	[***]
Total	19,350	100%	—